As filed with the Securities and Exchange Commission on March 12, 2003
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)


            DELAWARE                                             86-0629024
  (State or Other Jurisdiction                                 (IRS Employer
of Incorporation or Organization)                            Identification No.)


                          2355 WEST CHANDLER BOULEVARD
                             CHANDLER, ARIZONA 85224
          (Address of Principal Executive Offices, Including Zip Code)


                        MICROCHIP TECHNOLOGY INCORPORATED
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                  STEVE SANGHI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MICROCHIP TECHNOLOGY INCORPORATED
                          2355 WEST CHANDLER BOULEVARD
                             CHANDLER, ARIZONA 85224
                                 (480) 792-7200
          (Telephone Number, Including Area Code, Of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum        Proposed Maximum
 Title of Securities to be      Amount to be       Offering Price Per      Aggregate Offering         Amount of
      Registered (1)             Registered             Share (2)              Price (2)         Registration Fee (2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value                         25,000(1)              $22.185                $554,625                $44.87
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Microchip Technology Incorporated International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 100% of the average of the high and low prices per share of Common Stock as reported by the Nasdaq National Market on March 11, 2003.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction "E" to Form S-8, the contents of the Registration Statement on Form S-8 (333-40791) filed with the Securities and Exchange Commission ("SEC") on November 21, 1997 and the contents of the Registration Statement on Form S-8 (33-80072) filed with the SEC on June 10, 1994.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Registrant with the
SEC:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002.

     (3)  The Registrant's Current Report on Form 8-K filed July 18, 2002.

     (4)  The Registrant's Current Report on Form 8-K filed August 26, 2002.

     (5)  The Registrant's Current Report on Form 8-K filed February 26, 2003.

     (6) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995, including any amendment or report updating such description.

     (7) The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

4.1 Microchip Technology Incorporated International Employee Stock Purchase Plan, as amended through March 3, 2003.

5.1       Opinion and Consent of Mary K. Simmons, Esq.

10.1 Form of Enrollment Form for Microchip Technology Incorporated International Employee Stock Purchase Plan.

10.2 Form of Change Form for Microchip Technology Incorporated International Employee Stock Purchase Plan.

23.1      Consent of Independent Auditors, Ernst & Young LLP.

23.2      Consent of Independent Auditors, KPMG LLP.

23.3      Consent of Mary K. Simmons, Esq. (contained in Exhibit 5.1)

24.1 Power of Attorney (reference is made to page II-3 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on March 12, 2003.


                                        MICROCHIP TECHNOLOGY INCORPORATED


                                        By: /s/ Steve Sanghi
                                            ------------------------------------
                                            Steve Sanghi, President, Chief
                                            Executive Officer and Chairman of
                                            the Board

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and Mary K. Simmons, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                         TITLE                           DATE
     ---------                         -----                           ----

/s/ Steve Sanghi                Chairman of the Board,            March 12, 2003
----------------------------    President and Chief Executive
Steve Sanghi                    Officer (Principal Executive
                                Officer)


/s/ Gordon W. Parnell           Vice President, Chief Financial   March 12, 2003
----------------------------    Officer (Principal Financial
Gordon W. Parnell               and Accounting
                                Officer)


/s/ Matthew W. Chapman          Director                          March 12, 2003
----------------------------
Matthew W. Chapman



/s/ Albert J. Hugo-Martinez     Director                          March 12, 2003
----------------------------
Albert J. Hugo-Martinez



/s/ L.B. Day                    Director                          March 12, 2003
----------------------------
L.B. Day



/s/ Wade F. Meyercord           Director                          March 12, 2003
----------------------------
Wade F. Meyercord

                                  EXHIBIT INDEX

4.1 Microchip Technology Incorporated International Employee Stock Purchase Plan, as amended through March 3, 2003.

5.1       Opinion and Consent of Mary K. Simmons, Esq.

10.1 Form of Enrollment Form for Microchip Technology Incorporated International Employee Stock Purchase Plan.

10.2 Form of Change Form for Microchip Technology Incorporated International Employee Stock Purchase Plan.

23.1      Consent of Independent Auditors, Ernst & Young LLP.

23.2      Consent of Independent Auditors, KPMG LLP.

23.3      Consent of Mary K. Simmons, Esq. (contained in Exhibit 5.1).

24.1 Power of Attorney (reference is made to page II-3 of this Registration Statement).